UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

June 9, 2025

Date of Report (Date of earliest event reported)

CABALETTA BIO, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-39103	82-1685768
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2929 Arch Street, Suite 600, Philadelphia, PA	19104
(Address of principal executive offices)	(Zip Code)

(267) 759-3100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.00001 per share	CABA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 9, 2025, Cabaletta Bio, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). As further described in Item 5.07 to this Current Report on Form 8-K, at the Annual Meeting, the Company’s stockholders approved an amendment to the Company’s Third Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 150,000,000 to 300,000,000. On June 9, 2025, the Company filed a Certificate of Amendment to the Company’s Third Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware and the Certificate of Amendment became effective on filing. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 9, 2025, the Company held its Annual Meeting. As of May 12, 2025, the record date for the Annual Meeting, there were 50,743,101 outstanding shares of the Company’s voting common stock, par value $0.00001 per share (the “Common Stock”). The Company’s stockholders voted on the following matters, which are described in detail in the Company’s definitive proxy statement on Schedule 14A filed on May 13, 2025 (the “Proxy Statement”): (i) to elect two directors, Steven Nichtberger, M.D. and Mark Simon, MBA, as Class III directors of the Company, each to serve for a three-year term expiring at the Company’s 2028 annual meeting of stockholders and until their successor has been duly elected and qualified, subject to their earlier death, resignation or removal (“Proposal 1”), (ii) to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 (“Proposal 2”), (iii) to approve an amendment to the Company’s Third Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 150,000,000 to 300,000,000 (“Proposal 3”), (iv) to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers (“Proposal 4”), (v) to approve, on a non-binding, advisory basis, the preferred frequency of future advisory votes on compensation of the Company’s named executive officers (“Proposal 5”), and (vi) to approve a proposal to adjourn the Annual Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of Proposal 3 (“Proposal 6”).

The Company’s stockholders approved the Class III director nominees, Steven Nichtberger, M.D. and Mark Simon, MBA, recommended for election in Proposal 1 at the Annual Meeting. The votes cast at the Annual Meeting were as follows:

	For	Withheld	Broker Non-Votes
Steven Nichtberger, M.D.	25,271,870	618,531	8,692,070
Mark Simon, MBA	13,482,164	12,408,237	8,692,070

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, recommended for ratification in Proposal 2 at the Annual Meeting. The votes cast at the Annual Meeting were as follows:

For	Against	Abstain	Broker Non-Votes
34,369,582	124,022	88,867	0

The Company’s stockholders approved the amendment to the Company’s Third Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 150,000,000 to 300,000,000, recommended for approval in Proposal 3 at the Annual Meeting. The votes cast at the Annual Meeting were as follows:

For	Against	Abstain	Broker Non-Votes
32,584,702	1,962,883	34,886	0

The Company’s stockholders approved, by non-binding advisory vote, the compensation of the Company’s named executive officers in Proposal 4. The votes cast at the Annual Meeting were as follows:

For	Against	Abstain	Broker Non-Votes
13,973,541	11,809,869	106,991	8,692,070

The stockholders of the Company voted to hold an advisory vote on the compensation paid to its named executive officers every year. The results of the stockholders’ vote to hold an advisory vote to determine the frequency of future stockholder advisory votes on the compensation paid to the Company’s named executive officers were as follows:

1 year	2 years	3 years	Abstain	Broker Non-Votes
20,567,263	455,210	1,237,261	3,630,667	8,692,070

Based on these voting results, and the recommendation of the Board that was included in the Proxy Statement, the Company has determined that it will hold future advisory votes on the compensation of the Company’s named executive officers on an annual basis until the next stockholder advisory vote on the frequency of future votes on the compensation of the Company’s named executive officers.

Although Proposal 6 was deemed not necessary because there was a quorum present and there were sufficient proxies at the time of the Annual Meeting to approve Proposal 3, it was approved by the requisite vote as follows:

For	Against	Abstain	Broker Non-Votes
29,020,998	5,409,536	151,937	0

No other matters were submitted to or voted on by the Company’s stockholders at the Annual Meeting.

Item 9.01	Financial Statements and Exhibits

3.1	Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CABALETTA BIO, INC.

Date: June 9, 2025	By:	/s/ Steven Nichtberger
Steven Nichtberger, M.D.
President and Chief Executive Officer